EXHIBIT 99.1

15 West 6th Street, Suite 900 · Tulsa, Oklahoma 74119 · (918) 513-4570 · Fax: (918) 513-4571
www.laredopetro.com
Laredo Petroleum Announces Second-Quarter 2022 Financial and Operating Results
Updates Full-Year 2022 Outlook and Issues Preliminary 2023 Outlook
TULSA, OK - August 3, 2022 - Laredo Petroleum, Inc. (NYSE: LPI) ("Laredo" or the "Company") today announced its second-quarter 2022 financial and operating results. Supplemental slides have been posted to the Company's website and can be found at www.laredopetro.com. A conference call and webcast to discuss the results is planned for 7:30 a.m. CT, Thursday, August 4, 2022. Complete details can be found within this release.
Highlights
•Reported net income of $262.5 million and cash flows from operating activities of $368.1 million, generating Adjusted EBITDA1 of $278.4 million and Free Cash Flow1 of $110.5 million
•Produced 40,553 barrels of oil per day ("BOPD") and 87,032 barrels of oil equivalent per day ("BOEPD"), increases of 53% and 1%, respectively, compared to second-quarter 2021
•Incurred capital expenditures of $138 million, excluding non-budgeted acquisitions and leasehold expenditures
•Increased total liquidity to $1.148 billion from $646 million in first-quarter 2022
•Reduced Net Debt1/Consolidated EBITDAX1 ratio to 1.4x from 1.9x in first-quarter 2022
•Repurchased 184,173 shares for $16.1 million and $91.4 million face value of term-debt at 98% of par value, year to date, of which 85,161 shares and $32.0 million face value of term-debt repurchases were executed during the second quarter
"Our strong financial results in the second quarter are a direct result of our multi-year strategic transformation," stated Jason Pigott, President and Chief Executive Officer. "We delivered record Adjusted EBITDA and Free Cash Flow, introduced a plan to return capital to shareholders through a $200 million equity repurchase program and repurchased more than $40 million of equity and debt. At $100 oil for the remainder of 2022 and $90 oil for 2023, we expect to deliver approximately $840 million of Free Cash Flow for full-year 2022 and 2023 combined and to continue repurchasing our equity and debt."
Second-Quarter 2022 Financial and Operations Summary
Financial Results. For the second quarter of 2022, the Company reported net income attributable to common stockholders of $262.5 million, or $15.41 per diluted share. Adjusted Net Income1 for the second quarter of 2022 was $127.8 million, or $7.50 per adjusted diluted share. Adjusted EBITDA for the second quarter of 2022 was $278.4 million.

1Non-GAAP financial measure; please see supplemental reconciliations of GAAP to non-GAAP financial measures at the end of this release.
Production. In the second quarter of 2022, the Company's total and oil production averaged 87,032 BOEPD and 40,553 BOPD, respectively. Total and oil production for the second quarter were reduced by 937 BOEPD and 672 BOPD, respectively, for working interest adjustments to wells that reached payout prior to second-quarter 2022 for non-leased mineral owners.
Operating Expenses. Lease operating expenses ("LOE") in second-quarter 2022 were $5.30 per BOE. Total LOE is expected to remain relatively flat for the remainder of the year, with unit LOE increasing slightly as total volumes are expected to decline.
Capital Investments. During the second quarter of 2022, Laredo completed 11 wells and turned-in-line ("TIL") seven wells. Total incurred capital expenditures were $138 million, excluding non-budgeted acquisitions and leasehold expenditures. Total investments included $112 million in drilling and completions activities, including $12 million of non-operated capital, $6 million in land, exploration and data related costs, $13 million in infrastructure, including Laredo Midstream Services investments, and $7 million in other capitalized costs.
Equity and Debt Repurchases. During the second quarter of 2022, Laredo purchased 85,161 shares for $9.1 million at an average price of $106.50 per share. The Company purchased $32.0 million face value of term debt at 101% of par value.
Liquidity. At June 30, 2022, the Company had no outstanding borrowings on its $1.0 billion senior secured credit facility. Including cash and cash equivalents of $148 million, total liquidity was $1.148 billion.
2022 Outlook
Late in the second quarter of 2022, Laredo TIL'd the six-well Leech package, developed in the Company's most southeastern unit of its Howard County leasehold. The package has been producing for approximately 60 days, with the expected increase in oil production slower than expected. Production guidance for the remainder of 2022 has been adjusted to reflect the current range of outcomes for the Leech wells. No additional completions are planned in the area until 2024 and the Company will adjust development strategies based on the longer-term performance of the package. Full-year 2022 total and oil production was revised from a range of 82.0 - 86.0 MBOEPD and 39.5 - 42.5 MBOPD, respectively, to 82.0 - 83.5 MBOEPD and 38.0 - 39.0 MBOPD, respectively. Free Cash Flow for full-year 2022 is projected to be approximately $280 million at $100 WTI for the remainder of the year versus previous projections of $350 million.
The Company is currently operating two drilling rigs and one completions crew and expects to complete 11 wells and TIL 13 wells during the third quarter of 2022 and to complete 13 - 15 wells and TIL 12 - 17 wells during the fourth quarter of 2022. Laredo expects incurred capital expenditures for full-year 2022 to be in-line with its previously updated capital budget of $550 million.

2023 Preliminary Outlook
Laredo anticipates operated activity levels in 2023 will be comparable to 2022 with an annual average of approximately two drilling rigs and 1.4 completions crews. Total capital expenditures, based on current service costs and anticipated activity levels, are expected to be approximately $585 million.
At this time, the Company expects that its planned investments in 2023 will result in low single-digit oil growth. At $90 WTI for full-year 2023, Free Cash Flow is expected to be approximately $560 million.
Updated 2022 Projections
The table below reflects the Company's guidance for total and oil production and incurred capital expenditures for third-quarter, fourth-quarter and full-year 2022.

	3Q-22E	4Q-22E	FY-22E
Total production (MBOE per day)	78.5 - 81.5	77.5 - 80.5	82.0 - 83.5
Oil production (MBOPD)	35.5 - 37.5	35.5 - 37.5	38.0 - 39.0
Incurred capital expenditures, excluding non-budgeted acquisitions ($ MM)	~$120	~$120	~$550
The table below reflects the Company's guidance for select revenue and expense items for the third quarter of 2022.

3Q-22E
Average sales price realizations (excluding derivatives):
Oil (% of WTI)	103%
NGL (% of WTI)	31%
Natural gas (% of Henry Hub)	72%

Net settlements received (paid) for matured commodity derivatives ($ MM):
Oil	($100)
NGL	($12)
Natural gas	($30)

Selected average costs & expenses:
Lease operating expenses ($/BOE)	$5.70
Production and ad valorem taxes (% of oil, NGL and natural gas sales revenues)	7.00%
Transportation and marketing expenses ($/BOE)	$1.75
General and administrative expenses (excluding LTIP, $/BOE)	$1.80
General and administrative expenses (LTIP cash, $/BOE)	$0.40
General and administrative expenses (LTIP non-cash, $/BOE)	$0.30
Depletion, depreciation and amortization ($/BOE)	$10.25
Conference Call Details
On Thursday, August 4, 2022, at 7:30 a.m. CT, Laredo will host a conference call to discuss its second-quarter financial and operating results and management's outlook, the content of which is not part of this earnings release. A slide presentation providing summary financial and statistical information that will be discussed on the call will be posted to the Company's website and available for review. The Company invites interested parties to listen to the call via the Company's website at www.laredopetro.com, under the tab for "Investor Relations."

Portfolio managers and analysts who would like to participate on the call should dial 800.715.9871, using conference code 6923767. A replay will be available following the call via the Company's website.
About Laredo
Laredo Petroleum, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Laredo's business strategy is focused on the acquisition, exploration and development of oil and natural gas properties in the Permian Basin of West Texas.
Additional information about Laredo may be found on its website at www.laredopetro.com.
Forward-Looking Statements
This press release and any oral statements made regarding the contents of this release, including in the conference call referenced herein, contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Laredo assumes, plans, expects, believes, intends, projects, indicates, enables, transforms, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Such statements are not guarantees of future performance and involve risks, assumptions and uncertainties.
General risks relating to Laredo include, but are not limited to, the decline in prices of oil, natural gas liquids and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, the ability of the Company to execute its strategies, including its ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to its financial results and to successfully integrate acquired businesses, assets and properties, oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries ("OPEC+"), the outbreak of disease, such as the coronavirus ("COVID-19") pandemic, and any related government policies and actions, changes in domestic and global production, supply and demand for commodities, including as a result of the COVID-19 pandemic, actions by OPEC+ and the Russian-Ukrainian military conflict, long-term performance of wells, drilling and operating risks, the increase in service and supply costs, including as a result of inflationary pressures, tariffs on steel, pipeline transportation and storage constraints in the Permian Basin, the possibility of production curtailment, hedging activities, the impacts of severe weather, including the freezing of wells and pipelines in the Permian Basin due to cold weather, possible impacts of litigation and regulations, the impact of the Company's transactions, if any, with its securities from time to time, the impact of new laws and regulations, including those regarding the use of hydraulic fracturing, the impact of new environmental, health and safety requirements applicable to the Company's business activities, the possibility of the elimination of federal income tax deductions for oil and gas exploration and development and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2021 and those set forth from time to time in other filings with the Securities and Exchange Commission ("SEC"). These documents are available through Laredo's website at www.laredopetro.com under the tab "Investor Relations" or through the SEC's Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. Any of these factors could cause Laredo's actual results and plans to differ materially from those in the forward-looking statements. Therefore, Laredo can give no assurance that its future results will be as estimated. Any forward-looking statement speaks only as of the date on which such statement is made. Laredo does not intend to, and disclaims any obligation to, correct, update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
The SEC generally permits oil and natural gas companies, in filings made with the SEC, to disclose proved reserves, which are reserve estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, and certain probable and possible reserves that meet the SEC's definitions for such terms. In this press release and the conference call, the Company may use the terms "resource potential," "resource play," "estimated ultimate recovery" or "EURs," "type curve" and "standardized measure," each of which the SEC guidelines restrict from being included in filings with the SEC without strict compliance with SEC definitions. These terms refer to the Company’s internal estimates of unbooked hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques. "Resource potential" is used by the Company to refer to the estimated quantities of hydrocarbons that may be added to proved reserves, largely from a specified resource play potentially supporting numerous drilling locations. A "resource play" is a term used by the Company to describe an accumulation of hydrocarbons known to exist over a large areal expanse and/or thick vertical section potentially supporting numerous drilling locations, which, when compared to a conventional play, typically has a lower geological and/or commercial development risk. "EURs" are based on the Company’s previous operating experience in a given area and publicly available information relating to the operations of producers who are conducting operations in these areas. Unbooked resource potential and "EURs" do not constitute reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or SEC rules and do not include any proved reserves. Actual quantities of reserves that may be ultimately recovered from the Company’s interests may differ substantially from those presented herein. Factors affecting ultimate recovery include the scope of the Company’s ongoing drilling program, which will be directly affected by the availability of capital, decreases in oil, natural gas liquids and natural gas prices, well spacing, drilling and production costs, availability and cost of drilling services and equipment, lease expirations, transportation constraints, regulatory approvals, negative revisions to reserve estimates and other factors, as well as actual drilling results, including geological and mechanical factors affecting recovery rates. "EURs" from reserves may change significantly as development of the Company’s core assets provides additional data. In addition, the Company's production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or drilling cost increases. "Type curve" refers to a production profile of a well, or a particular category of wells, for a specific play and/or area. The "standardized measure" of discounted future new cash flows is calculated in accordance with SEC regulations and a discount rate of 10%. Actual results may vary considerably and should not be considered to represent the fair market value of the Company’s proved reserves.
This press release and any accompanying disclosures include financial measures that are not in accordance with generally accepted accounting principles ("GAAP"), such as Adjusted EBITDA, Adjusted Net Income and Free Cash Flow. While management believes that such measures are useful for investors, they should not be used as a replacement for financial measures that are in accordance with GAAP. For a reconciliation of such non-GAAP financial measures to the nearest comparable measure in accordance with GAAP, please see the supplemental financial information at the end of this press release.
Unless otherwise specified, references to "average sales price" refer to average sales price excluding the effects of the Company's derivative transactions.
All amounts, dollars and percentages presented in this press release are rounded and therefore approximate.

Laredo Petroleum, Inc.
Selected operating data

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
	(unaudited)		(unaudited)
Sales volumes:
Oil (MBbl)	3,690	2,406	7,317	4,590
NGL (MBbl)	2,100	2,551	4,094	4,872
Natural gas (MMcf)	12,774	17,169	25,017	32,799
Oil equivalents (MBOE)(1)(2)	7,920	7,819	15,581	14,928
Average daily oil equivalent sales volumes (BOE/D)(2)	87,032	85,924	86,080	82,475
Average daily oil sales volumes (Bbl/D)(2)	40,553	26,440	40,424	25,357
Average sales prices(2):
Oil ($/Bbl)(3)	$111.20	$65.55	$103.57	$62.19
NGL ($/Bbl)(3)	$34.52	$17.05	$33.62	$17.48
Natural gas ($/Mcf)(3)	$5.21	$1.81	$4.20	$1.96
Average sales price ($/BOE)(3)	$69.38	$29.71	$64.22	$29.13
Oil, with commodity derivatives ($/Bbl)(4)	$74.72	$47.00	$71.01	$46.06
NGL, with commodity derivatives ($/Bbl)(4)	$27.24	$10.40	$26.65	$10.81
Natural gas, with commodity derivatives ($/Mcf)(4)	$3.33	$1.46	$2.90	$1.55
Average sales price, with commodity derivatives ($/BOE)(4)	$47.41	$21.05	$45.01	$21.10
Selected average costs and expenses per BOE sold:
Lease operating expenses	$5.30	$2.53	$5.32	$2.59
Production and ad valorem taxes	4.17	1.88	3.88	1.88
Transportation and marketing expenses	1.39	1.37	1.65	1.53
Midstream service expenses	0.22	0.09	0.20	0.10
General and administrative (excluding LTIP)	1.71	1.60	1.73	1.48
Total selected operating expenses	$12.79	$7.47	$12.78	$7.58
General and administrative (LTIP):
LTIP cash	$0.11	$0.92	$0.47	$0.59
LTIP non-cash	$0.33	$0.18	$0.30	$0.21
Depletion, depreciation and amortization	$9.87	$5.11	$9.73	$5.23
_______________________________________________________________________________
(1)BOE is calculated using a conversion rate of six Mcf per one Bbl.
(2)The numbers presented are calculated based on actual amounts that are not rounded.
(3)Price reflects the average of actual sales prices received when control passes to the purchaser/customer adjusted for quality, certain transportation fees, geographical differentials, marketing bonuses or deductions and other factors affecting the price received at the delivery point.
(4)Price reflects the after-effects of the Company's commodity derivative transactions on its average sales prices. The Company's calculation of such after-effects includes settlements of matured commodity derivatives during the respective periods in accordance with GAAP and an adjustment to reflect premiums incurred previously or upon settlement that are attributable to commodity derivatives that settled during the respective periods.

Laredo Petroleum, Inc.
Consolidated balance sheets

(in thousands, except share data)	June 30, 2022	December 31, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$147,546	$56,798
Accounts receivable, net	205,767	151,807
Derivatives	5,174	4,346
Other current assets	15,476	22,906
Total current assets	373,963	235,857
Property and equipment:
Oil and natural gas properties, full cost method:
Evaluated properties	9,318,212	8,968,668
Unevaluated properties not being depleted	124,182	170,033
Less: accumulated depletion and impairment	(7,164,277)	(7,019,670)
Oil and natural gas properties, net	2,278,117	2,119,031
Midstream service assets, net	92,690	96,528
Other fixed assets, net	36,761	34,590
Property and equipment, net	2,407,568	2,250,149
Derivatives	34,905	32,963
Other noncurrent assets, net	56,573	32,855
Total assets	$2,873,009	$2,551,824
Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$62,752	$71,386
Accrued capital expenditures	64,758	50,585
Undistributed revenue and royalties	257,398	117,920
Derivatives	274,409	179,809
Other current liabilities	140,059	107,213
Total current liabilities	799,376	526,913
Long-term debt, net	1,291,242	1,425,858
Derivatives	2,089	—
Asset retirement obligations	70,254	69,057
Other noncurrent liabilities	30,592	16,216
Total liabilities	2,193,553	2,038,044
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized and zero issued as of June 30, 2022 and December 31, 2021	—	—
Common stock, $0.01 par value, 40,000,000 and 22,500,000 shares authorized, and 17,212,383 and 17,074,516 issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	172	171
Additional paid-in capital	2,778,538	2,788,628
Accumulated deficit	(2,099,254)	(2,275,019)
Total stockholders' equity	679,456	513,780
Total liabilities and stockholders' equity	$2,873,009	$2,551,824

Laredo Petroleum, Inc.
Consolidated statements of operations

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2022	2021	2022	2021
	(unaudited)		(unaudited)
Revenues:
Oil sales	$410,359	$157,722	$757,802	$285,423
NGL sales	72,505	43,494	137,660	85,172
Natural gas sales	66,606	31,110	105,195	64,188
Midstream service revenues	1,891	1,257	4,235	2,553
Sales of purchased oil	8,795	60,788	87,659	107,265
Total revenues	560,156	294,371	1,092,551	544,601
Costs and expenses:
Lease operating expenses	42,014	19,771	82,890	38,689
Production and ad valorem taxes	33,001	14,737	60,488	28,020
Transportation and marketing expenses	10,994	10,690	25,737	22,817
Midstream service expenses	1,733	700	3,147	1,558
Costs of purchased oil	6,780	64,737	89,744	114,653
General and administrative	16,999	21,101	38,943	34,174
Organizational restructuring expenses	—	9,800	—	9,800
Depletion, depreciation and amortization	78,135	39,976	151,627	78,085
Impairment expense	—	1,613	—	1,613
Other operating (income) expense, net	(736)	2,899	283	4,042
Total costs and expenses	188,920	186,024	452,859	333,451
Operating income	371,236	108,347	639,692	211,150
Non-operating income (expense):
Loss on derivatives, net	(65,927)	(216,942)	(391,743)	(371,307)
Interest expense	(32,807)	(25,870)	(65,284)	(51,816)
Loss on extinguishment of debt, net	(798)	—	(798)	—
Gain (loss) on disposal of assets, net	38	66	(222)	(6)
Other income (expense), net	(2,104)	416	335	1,795
Total non-operating expense, net	(101,598)	(242,330)	(457,712)	(421,334)
Income (loss) before income taxes	269,638	(133,983)	181,980	(210,184)
Income tax (expense) benefit:
Current	(4,513)	—	(5,731)	—
Deferred	(2,579)	1,322	(484)	2,084
Total income tax (expense) benefit	(7,092)	1,322	(6,215)	2,084
Net income (loss)	$262,546	$(132,661)	$175,765	$(208,100)
Net income (loss) per common share:
Basic	$15.60	$(10.47)	$10.46	$(16.92)
Diluted	$15.41	$(10.47)	$10.31	$(16.92)
Weighted-average common shares outstanding:
Basic	16,834	12,674	16,800	12,298
Diluted	17,039	12,674	17,040	12,298

Laredo Petroleum, Inc.
Consolidated statements of cash flows

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2022	2021	2022	2021
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income (loss)	$262,546	$(132,661)	$175,765	$(208,100)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Share-settled equity-based compensation, net	2,604	1,730	4,657	3,798
Depletion, depreciation and amortization	78,135	39,976	151,627	78,085
Impairment expense	—	1,613	—	1,613
Mark-to-market on derivatives:
Loss on derivatives, net	65,927	216,942	391,743	371,307
Settlements paid for matured derivatives, net	(172,454)	(57,607)	(297,824)	(98,781)
Premiums received for commodity derivatives	—	—	—	9,041
Amortization of debt issuance costs	1,673	1,110	3,214	2,099
Amortization of operating lease right-of-use assets	5,710	2,767	10,735	5,764
Loss on extinguishment of debt, net	798	—	798	—
Deferred income tax benefit (expense)	2,579	(1,322)	484	(2,084)
Other, net	920	1,006	1,345	2,497
Changes in operating assets and liabilities:
Accounts receivable, net	7,782	(22,905)	(53,960)	(26,633)
Other current assets	1,752	5,852	6,844	(4,412)
Other noncurrent assets, net	(18,830)	(11,013)	(34,057)	(12,649)
Accounts payable and accrued liabilities	(10,476)	719	(8,634)	9,784
Undistributed revenue and royalties	95,166	14,267	139,460	21,557
Other current liabilities	34,290	49,574	32,819	29,952
Other noncurrent liabilities	10,003	6,498	13,991	4,859
Net cash provided by operating activities	368,125	116,546	539,007	187,697
Cash flows from investing activities:
Acquisitions of oil and natural gas properties, net	(17)	—	(7,887)	—
Capital expenditures:
Oil and natural gas properties	(139,250)	(97,748)	(282,750)	(166,077)
Midstream service assets	(396)	(1,232)	(689)	(1,561)
Other fixed assets	(2,211)	(685)	(4,263)	(1,236)
Proceeds from dispositions of capital assets, net of selling costs	30	118	2,049	307
Net cash used in investing activities	(141,844)	(99,547)	(293,540)	(168,567)
Cash flows from financing activities:
Borrowings on Senior Secured Credit Facility	85,000	230,000	135,000	245,000
Payments on Senior Secured Credit Facility	(185,000)	(70,000)	(240,000)	(120,000)
Extinguishment of debt	(32,334)	—	(32,334)	—
Proceeds from issuance of common stock, net of offering costs	—	45,626	—	72,492
Share repurchases	(9,071)	—	(9,071)	—
Stock exchanged for tax withholding	(742)	(451)	(6,589)	(1,741)
Payments for debt issuance costs	(1,725)	(1,452)	(1,725)	(1,452)
Other	—	—	—	2,798
Net cash (used in) provided by financing activities	(143,872)	203,723	(154,719)	197,097
Net increase in cash, cash equivalents and restricted cash	82,409	220,722	90,748	216,227
Cash, cash equivalents and restricted cash, beginning of period	65,137	44,262	56,798	48,757
Cash, cash equivalents and restricted cash, end of period	$147,546	$264,984	$147,546	$264,984

Laredo Petroleum, Inc.
Supplemental reconciliations of GAAP to non-GAAP financial measures

Non-GAAP financial measures
The non-GAAP financial measures of Free Cash Flow, Adjusted Net Income, Adjusted EBITDA, Consolidated EBITDAX, Net Debt and Net Debt to Consolidated EBITDAX, as defined by the Company, may not be comparable to similarly titled measures used by other companies. Furthermore, these non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP measures of liquidity or financial performance, but rather should be considered in conjunction with GAAP measures, such as net income or loss, operating income or loss or cash flows from operating activities.
Free Cash Flow (Unaudited)
Free Cash Flow is a non-GAAP financial measure that the Company defines as net cash provided by operating activities (GAAP) before changes in operating assets and liabilities, net, less incurred capital expenditures, excluding non-budgeted acquisition costs. Management believes Free Cash Flow is useful to management and investors in evaluating operating trends in its business that are affected by production, commodity prices, operating costs and other related factors. There are significant limitations to the use of Free Cash Flow as a measure of performance, including the lack of comparability due to the different methods of calculating Free Cash Flow reported by different companies.
The following table presents a reconciliation of net cash provided by operating activities (GAAP) to Free Cash Flow (non-GAAP) for the periods presented:

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2022	2021	2022	2021
	(unaudited)		(unaudited)
Net cash provided by operating activities	$368,125	$116,546	$539,007	$187,697
Less:
Change in current assets and liabilities, net	128,514	47,507	116,529	30,248
Change in noncurrent assets and liabilities, net	(8,827)	(4,515)	(20,066)	(7,790)
Cash flows from operating activities before changes in operating assets and liabilities, net	248,438	73,554	442,544	165,239
Less incurred capital expenditures, excluding non-budgeted acquisition costs:
Oil and natural gas properties(1)	135,496	102,822	303,864	171,271
Midstream service assets(1)	267	979	726	1,855
Other fixed assets	2,200	944	4,272	1,544
Total incurred capital expenditures, excluding non-budgeted acquisition costs	137,963	104,745	308,862	174,670
Free Cash Flow (non-GAAP)	$110,475	$(31,191)	$133,682	$(9,431)
_____________________________________________________________________________
(1)Includes capitalized share-settled equity-based compensation and asset retirement costs.

Adjusted Net Income (Unaudited)
Adjusted Net Income is a non-GAAP financial measure that the Company defines as net income or loss (GAAP) plus adjustments for mark-to-market on derivatives, premiums paid or received for commodity derivatives that matured during the period, impairment expense, gains or losses on disposal of assets, income taxes, other non-recurring income and expenses and adjusted income tax expense. Management believes Adjusted Net Income helps investors in the oil and natural gas industry to measure and compare the Company's performance to other oil and natural gas companies by excluding from the calculation items that can vary significantly from company to company depending upon accounting methods, the book value of assets and other non-operational factors.
The following table presents a reconciliation of net income (loss) (GAAP) to Adjusted Net Income (non-GAAP) for the periods presented:

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2022	2021	2022	2021
	(unaudited)		(unaudited)
Net income (loss)	$262,546	$(132,661)	$175,765	$(208,100)
Plus:
Mark-to-market on derivatives:
Loss on derivatives, net	65,927	216,942	391,743	371,307
Settlements paid for matured derivatives, net	(172,454)	(57,607)	(297,824)	(98,781)
Net premiums paid for commodity derivatives that matured during the period(1)	—	(10,183)	—	(21,188)
Organizational restructuring expenses	—	9,800	—	9,800
Transaction expenses	—	1,741	—	1,741
Impairment expense	—	1,613	—	1,613
Loss on extinguishment of debt, net	798	—	798	—
(Gain) loss on disposal of assets, net	(38)	(66)	222	6
Income tax expense (benefit)	7,092	(1,322)	6,215	(2,084)
Adjusted income before adjusted income tax expense	163,871	28,257	276,919	54,314
Adjusted income tax expense(2)	(36,052)	(6,217)	(60,922)	(11,949)
Adjusted Net Income (non-GAAP)	$127,819	$22,040	$215,997	$42,365
Net income (loss) per common share:
Basic	$15.60	$(10.47)	$10.46	$(16.92)
Diluted	$15.41	$(10.47)	$10.31	$(16.92)
Adjusted Net Income per common share:
Basic	$7.59	$1.74	$12.86	$3.44
Diluted	$7.50	$1.74	$12.68	$3.44
Adjusted diluted	$7.50	$1.71	$12.68	$3.40
Weighted-average common shares outstanding:
Basic	16,834	12,674	16,800	12,298
Diluted	17,039	12,674	17,040	12,298
Adjusted diluted	17,039	12,886	17,040	12,476
_______________________________________________________________________________
(1)Reflects net premiums paid previously or upon settlement that are attributable to derivatives settled in the respective periods presented.
(2)Adjusted income tax expense is calculated by applying a statutory tax rate of 22% for each of the periods ended June 30, 2022 and 2021.

Adjusted EBITDA (Unaudited)
Adjusted EBITDA is a non-GAAP financial measure that the Company defines as net income or loss (GAAP) plus adjustments for share-settled equity-based compensation, depletion, depreciation and amortization, impairment expense, mark-to-market on derivatives, premiums paid or received for commodity derivatives that matured during the period, accretion expense, gains or losses on disposal of assets, interest expense, income taxes and other non-recurring income and expenses. Adjusted EBITDA provides no information regarding a company's capital structure, borrowings, interest costs, capital expenditures, working capital movement or tax position. Adjusted EBITDA does not represent funds available for future discretionary use because it excludes funds required for debt service, capital expenditures, working capital, income taxes, franchise taxes and other commitments and obligations. However, management believes Adjusted EBITDA is useful to an investor in evaluating the Company's operating performance because this measure:
•is widely used by investors in the oil and natural gas industry to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon accounting methods, the book value of assets, capital structure and the method by which assets were acquired, among other factors;
•helps investors to more meaningfully evaluate and compare the results of the Company's operations from period to period by removing the effect of its capital structure from its operating structure; and
• is used by management for various purposes, including as a measure of operating performance, in presentations to the Company's board of directors and as a basis for strategic planning and forecasting.
There are significant limitations to the use of Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect the Company's net income or loss and the lack of comparability of results of operations to different companies due to the different methods of calculating Adjusted EBITDA reported by different companies. The Company's measurements of Adjusted EBITDA for financial reporting as compared to compliance under its debt agreements differ.
The following table presents a reconciliation of net income (loss) (GAAP) to Adjusted EBITDA (non-GAAP) for the periods presented:

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2022	2021	2022	2021
	(unaudited)		(unaudited)
Net income (loss)	$262,546	$(132,661)	$175,765	$(208,100)
Plus:
Share-settled equity-based compensation, net	2,604	1,730	4,657	3,798
Depletion, depreciation and amortization	78,135	39,976	151,627	78,085
Impairment expense	—	1,613	—	1,613
Organizational restructuring expenses	—	9,800	—	9,800
Transaction expenses	—	1,741	—	1,741
Mark-to-market on derivatives:
Loss on derivatives, net	65,927	216,942	391,743	371,307
Settlements paid for matured derivatives, net	(172,454)	(57,607)	(297,824)	(98,781)
Net premiums paid for commodity derivatives that matured during the period(1)	—	(10,183)	—	(21,188)
Accretion expense	973	1,158	1,992	2,301
(Gain) loss on disposal of assets, net	(38)	(66)	222	6
Interest expense	32,807	25,870	65,284	51,816
Loss on extinguishment of debt, net	798	—	798	—
Income tax expense (benefit)	7,092	(1,322)	6,215	(2,084)
Adjusted EBITDA (non-GAAP)	$278,390	$96,991	$500,479	$190,314
_____________________________________________________________________________
(1)Reflects net premiums paid previously or upon settlement that are attributable to derivatives settled in the respective periods presented.

Consolidated EBITDAX (Unaudited)
Consolidated EBITDAX is a non-GAAP financial measure defined in the Company's Senior Secured Credit Facility as net income or loss (GAAP) plus adjustments for extraordinary gains (or losses), non-cash recurring gains (or losses), depletion, depreciation and amortization expense, interest expense, any provisions for (or benefit from) income or franchise taxes, exploration expenses and other non-cash charges. Consolidated EBITDAX is used by the Company’s management for various purposes, including as a measure of operating performance and compliance under the Company's Senior Secured Credit Facility. Additional information on the calculation of Consolidated EBITDAX can be found in the Company's Eighth Amendment to the Senior Secured Credit Facility as filed with the SEC on April 19, 2022.
The following table presents a reconciliation of net income (loss) (GAAP) to Consolidated EBITDAX (non-GAAP) for the periods presented:

	Three months ended
(in thousands)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
	(unaudited)
Net income (loss)	$262,546	$(86,781)	$216,276	$136,832
Plus:
Share-settled equity-based compensation, net	2,604	2,053	2,066	1,811
Depletion, depreciation and amortization	78,135	73,492	74,592	62,678
Mark-to-market on derivatives:
(Gain) loss on derivatives, net	65,927	325,816	(15,372)	96,240
Settlements paid for matured derivatives, net	(172,454)	(125,370)	(129,361)	(92,726)
Accretion expense	973	1,019	1,026	906
Gain on sale of oil and natural gas properties, net	—	—	—	(95,223)
(Gain) loss on disposal of assets, net	(38)	260	8,903	22
Interest expense	32,807	32,477	31,163	30,406
Loss on extinguishment of debt, net	798	—	—	—
Income tax expense (benefit)	7,092	(877)	3,052	2,677
Consolidated EBITDAX (non-GAAP)	$278,390	$222,089	$192,345	$143,623
Net Debt (Unaudited)
Net Debt, a non-GAAP financial measure, is calculated as the face value of long-term debt plus any outstanding letters of credit, less cash and cash equivalents. Management believes Net Debt is useful to management and investors in determining the Company's leverage position since the Company has the ability, and may decide, to use a portion of its cash and cash equivalents to reduce debt. Net Debt as of June 30, 2022 $1.159 billion.
Net Debt to Consolidated EBITDAX (Unaudited)
Net Debt to Consolidated EBITDAX, a non-GAAP financial measure, is calculated as Net Debt divided by Consolidated EBITDAX for the previous four quarters, as defined in the Company's Senior Secured Credit Facility. Net Debt to Consolidated EBITDAX is used by the Company’s management for various purposes, including as a measure of operating performance, in presentations to its board of directors and as a basis for strategic planning and forecasting.

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Investor Contact:
Ron Hagood
918.858.5504
rhagood@laredopetro.com